Exhibit 10.3

ÄNDERUNGS-/ ERGÄNZUNGSVEREINBARUNG	AMENDMENT-/ SUPPLEMENTARY-AGREEMENT

Zwischen	Between

TRUMPF Medizin Systeme GmbH & Co. KG Carl-Zeiss-Straße 7-9 07318 Saalfeld	TRUMPF Medizin Systeme GmbH & Co. KG Carl-Zeiss-Straße 7-9 07318 Saalfeld

nachfolgend "Gesellschaft"	hereinafter "Company"

und	and

Herrn Dr. Dirk Horst Ehlers Harvestehuder Weg 25 20149 Hamburg	Mr. Dr. Dirk Horst Ehlers Harvestehuder Weg 25 20149 Hamburg

nachfolgend "Geschäftsführer"	hereinafter "Managing Director"

I. Vertragsänderungen	I. Contract Amendments

Nachfolgende Vereinbarungen ändern den zwischen der Gesellschaft und dem Geschäftsführer geschlossenen Dienstvertrag aus dem Jahr 2015 mit Wirkung zum 18.01.2016 als Stichtag. Die jeweiligen Absätze des Dienstvertrages werden durch folgende ersetzt:

The following agreements change the service contract between the company and the Managing Director of the year 2015 with effect from the 18.01.2016 as key date. The respective sections of the contract are replaced by the following:

§ 1 Position / Dienstsitz	Sec. 1 Position / place of work

(1)          Der Geschäftsführer ist, gegebenenfalls zusammen mit weiteren Geschäftsführern, Geschäftsführer der TRUMPF Medizin Systeme Beteiligungs-GmbH, einem weltweit agierenden Unternehmen innerhalb von Hill-Rom aus. Er übt die Funktion des President, Surgical Solutions aus.

(1)          The Managing Director, where applicable together with further managing directors, is the managing director of the TRUMPF Medizin Systeme Beteiligungs-GmbH, a global business within Hill-Rom. He exercises the function of the President, Surgical Solutions.

§ 3 Aufgaben / Geschäftsführung / Vertretung	Sec. 3 Function / Management/ Representation

(2)       (b) Vorbehaltlich der gesetzlichen Zuständigkeiten der Gesellschafterversammlung der TRUMPF Medizin Systeme Beteiligungs-GmbH berichtet der Geschäftsführer an den Chief Operating Officer, Hill-Rom Holdings, Inc. Die Gesellschaft behält sich vor, die Berichtswege jederzeit unter angemessener Berücksichtig der Belange des Geschäftsführers zu ändern.

(2)         (b) Subject to the statutory competencies of the shareholders’ meeting of TRUMPF Medizin Systeme Beteiligungs-GmbH the Managing Director shall report to the Chief Operating Officer, Hill-Rom Holdings, Inc. The company reserves the right to change the reporting channel at any time with due regard to the interests of the Managing Director.

§ 6 Vergütung	Sec. 6 Remuneration

(1)         Als Vergütung für seine Dienste erhält der Geschäftsführer ein Bruttojahresfestgehalt, welches EUR 370.000,00 (in Worten: dreihundertsiebzigtausend Euro) beträgt. Das vereinbarte Bruttojahresfestgehalt ist zahlbar in zwölf gleichen Raten, jeweils am Ende eines Kalendermonats. Soweit die Tätigkeit des Geschäftsführers in einem Kalenderjahr unterjährig beginnt oder endet und damit das Vertragsjahr kürzer ist als das Kalenderjahr, ist das Bruttojahresfestgehalt zeitanteilig geschuldet. Etwaige Mehrarbeit und Überstunden werden nicht gesondert vergütet.

(1)           Managing Director will receive a gross annual fixed salary amounting to EUR 370,000.00 (in words: three hundred seventy thousand Euros). The agreed gross annual fixed salary is payable in twelve equal instalments each at the end of a calendar month. To the extent that the Managing Director's service commences or ends during the course of a calendar year and the contract year is thus shorter than the calendar year, the gross annual fixed salary is owed pro rata temporis. No separate remuneration will be paid for additional work and overtime.

(2)          Der Geschäftsführer nimmt, am Short-Term Incentive Compensation (STIC) Programm der Gesellschaft teil. Die Zielprämie entspricht 70 % des Festgehaltes. Auch für das Geschäftsjahr 2016 entspricht die Zielprämie 70 % des Festgehalts; eine anteilige Kürzung erfolgt nicht. Die STIC-Auszahlung basiert [gemäß dem Hill-Rom Holdings, Inc. Short Term Incentive Compensation Programms] sowohl auf der Erreichung der finanziellen Ziele von Hill-Rom als auch auf der Erreichung der eigenen individuellen Leistungsziele des Geschäftsführers. Der Geschäftsführer muss zum Zeitpunkt der Auszahlung noch bei der Gesellschaft angestellt sein, um die Zahlung zu erhalten.

(2)          Managing Director will be eligible to parti-cipate in the Company’s Short-Term Incentive Compensation (STIC) program which at target is 70 % of the base salary. For fiscal year 2016, the STIC payout will be based on the increased target of 70 % and will not be prorated. STIC payout is based subject to the Hill-Rom Holdings, Inc. Short Term Incentive Program on achievement of Hill-Rom’s financial objectives as well as the own individual performance objectives of the Managing Director . Managing Director must be actively employed on the date of payout in order to receive the payment.

(3)         Der Geschäftsführer hat Anspruch auf einen jährlichen Long Term Incentive Compensation Award [gemäß dem Hill-Rom Holdings, Inc. Long Term Incentive Programms sowie der Stock-Award-Vereinbarung.] Die Zielprämie entspricht etwa 40 % des Jahresfestgehalts. Der Long Term Incentive Compensation Award unterliegt der Genehmigung durch den CEO und den Vorstand von Hill-Rom. Innerhalb von 30 Tagen ab Gewährung des Long Term Incentive Compensation Award erhält der Geschäftsführer ein „Stock Award Agreement“ (Aktienzuteilungsvereinbarung) von Hill-Rom Holdings, lnc., das zusätzliche Informationen zum Award bietet. Sofern die Beschäftigung vor dem 01.11.2015 beginnt, hat der Geschäftsführer Anspruch auf Gewährung eines Long Term Incentive Compensation Award für das Geschäftsjahr 2015/2016. Der Long Term Incentive Compensation Award wird durch den CEO und den Vorstand von Hill-Rom nach den Regelungen des Long Term Incentive (LTI) Programms ermittelt. Die Regelungen sind dieser Vereinbarung als Anhang beigefügt.

(3)          The Managing Director will be eligible for an annual long term incentive compensation award which at target is approximately 40 % of the annual fixed salary subject to the Hill-Rom Holdings, Inc. Long Term Incentive Program and the Stock-Award-Agreement. The award is subject to approval by the CEO and Board of Directors of Hill-Rom. Within 30 days of the long term incentive grant, the Managing Director will be provided with a Hill-Rom Holdings, lnc. stock award agreement providing additional detail regarding the award. If employment begins prior to November 1, 2015, the Managing Director will be eligible for an annual Long term incentive grant for fiscal 2016. The long Term Incentive Compensation Award is determined by the Hill-Rom Board of Directors and the CEO pursuant to the guidelines of the Long Term Incentive (LTI) program. These regulations are attached to this agreement as annex.

(5)           Im Falle des Austritts des Geschäftsführers wird der Bonus für das Jahr des Austritts zeitanteilig gewährt. Die Gesellschaft ist berechtigt, alle Bonusrichtlinien jederzeit zu ergänzen oder zu ändern. Die jeweils geltende Bonusrichtlinie ist Bestandteil des Vertrages.

(5)          Bonus for the year in which the Managing Director might leave the Company is paid out pro-rata temporis. The Company has the right to amend and vary the bonus guidelines at any time. The applicable bonus guideline forms an integral part of this Contract.

II. Ergänzende Vereinbarungen	II. Supplementary Agreement

Der Geschäftsführer erhält einmalig Restricted Stock Units (RSU) in Höhe von $ 100.000 (in Worten: hunderttausend US-Dollar) der Hill-Rom Holdings, Inc. [gemäß dem Hill-Rom Holdings, Inc. Stock Award Programm sowie der Stock-Award-Vereinbarung.] Die Anzahl der Aktien wird auf Basis des Aktienkurses am 18.01.2016 bestimmt. Diese Prämie wird am Tag nach dem dritten Jahrestag des Stichtages vollständig "vesten". Kurz nach dem Stichtag wird dem Geschäftsführer eine Stock-Award-Vereinbarung von Hill-Rom Holdings, Inc. zur Verfügung gestellt, die die Bedingungen und weitere Details der Prämie enthält. Die Informationen werden durch Hill-Roms equity administrator, Fideltity, als dritte Partei zur Verfügung gestellt.

Managing director will receive a one-time award of shares of Restricted Stock Units (RSUs) in the amount of $ 100,000 (in words: a hundred thousand US-Dollar) of Hill-Rom Holdings, Inc., subject to the Hill-Rom Holdings, Inc. Stock Award Program and the Stock-Award-Agreement. The number of shares will be determined based on the stock price on the 18.01.2016. This award will fully vest on the day following the third anniversary of the effective date of your promotion. Shortly after the effective date of your promotion, you will be provided with a Hill-Rom Holdings, Inc. stock award agreement providing the terms and additional details regarding your equity award.  The information will be provided through Hill-Rom’s third party equity administrator, Fidelity.

UNTERSCHRIFTEN			SIGNATURES

Chicago	, den	19th Feb 2016	Puchheim	, the	11th Feb 2016

/s/ Taylor Smith			/s/ Dirk Ehlers

Unterschrift der Gesellschaft Diese vertreten durch [Name, Position]			Unterschrift des Geschäftsführers / Signature of the Managing Director Dr. Dirk Ehlers

Signature of the company Which is represented by [name, position]